UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2014

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 487-9500

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2014, OncoGenex Pharmaceuticals, Inc. (the “Company”) entered into an initial agreement (the “Initial Agreement”) with Teva Pharmaceutical Industries Ltd. (“Teva”), pursuant to which the Company and Teva have agreed to enter into a final agreement within 20 days of the date of the Initial Agreement to terminate the Collaboration and License Agreement between the Company and Teva, dated as of December 20, 2009 and as amended as of March 6, 2012 (the “Collaboration Agreement”). The Initial Agreement provides that on a date no later than 20 business days following the execution of the final agreement (the “Closing Date”), the Collaboration Agreement will terminate and the Company will regain rights to custirsen, an investigational compound currently being evaluated in Phase 3 clinical development as a treatment for prostate and lung cancers.

On the Closing Date, the Company will receive a $27 million payment from Teva, which will be reduced by the amount of third-party expenses incurred and paid by Teva, following approval by the Company, with respect to the ENSPIRIT and AFFINITY studies between January 1, 2015 and the Closing Date. The Company will remain responsible for expenses it does not approve. Teva will continue to be responsible for invoices received in 2015 for services rendered in 2014 and for all costs related to the ENSPIRIT and AFFINITY studies incurred through December 31, 2014 regardless of whether the costs are invoiced after such date, including milestone payments payable to third-party service providers after December 31, 2014 for services provided prior to December 31, 2014, subject to a pro rata reduction for services partially provided prior to December 31, 2014. The Company will be responsible for all third-party expenses related to the ENSPIRIT and AFFINITY studies incurred from and after January 1, 2015. The Company and Teva will each be responsible for their own internal costs related to the ENSPIRIT and AFFINITY studies.

Teva has agreed that, following the execution of the final agreement, it will use commercially reasonable efforts to assign all third-party agreements for the ENSPIRIT study to the Company on the Closing Date. If any additional historical third-party agreements are discovered after the Closing Date that are necessary for the continued conduct of the ENSPIRIT study as presently conducted, then Teva will use commercially reasonable effort to assign such agreements to the Company and will be responsible for any costs invoiced under such agreements in excess of $100,000 in the aggregate. The Company will be responsible for the initial $100,000 of costs under such agreements.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing its entry into the Initial Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The information in this Item 7.01 of Current Report on Form 8-K, as well as Exhibit 99.1, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press Release issued by OncoGenex Pharmaceuticals, Inc. dated December 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: December 30, 2014	/s/ Scott Cormack
Scott Cormack
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press Release issued by OncoGenex Pharmaceuticals, Inc. dated December 30, 2014

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